                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF

                          PRATT & LAMBERT UNITED, INC.

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates evidencing Shares of common stock, par value $.01 per share (the "Common Stock"), or the associated Common Stock Purchase Rights (the "Rights," and together with the Common Stock, the "Shares") are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                    By Mail:

                              Tenders & Exchanges
                               P.O. Box 2559-PLU
                                   Suite 4660
                           Jersey City, NJ 07303-2559

                           By Facsimile Transmission:
                          (for Eligible Institutions)

                             (201) 222-4720 or 4721
                                       or
                                 (201) 222-4721

                             To Confirm Receipt of
                         Notice of Guaranteed Delivery:
                                 (201) 222-4707

                         By Hand or Overnight Courier:

                              Tenders & Exchanges
                                 14 Wall Street
                           8th Floor, Suite 4680-PLU
                            New York, New York 10005

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to SWACQ, Inc., a New York corporation and a wholly-owned subsidiary of The Sherwin-Williams Company, an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 9, 1995 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of Pratt & Lambert United, Inc., a New York corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
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Signature(s)........................    Address(es).........................

 ....................................    ....................................
Name(s) of Record Holders...........                                ZIP CODE
 ....................................    Area Code and Tel. No.(s)...........
        PLEASE TYPE OR PRINT            Check one box if Shares will be
                                        tendered by book-entry transfer
 ....................................
 ....................................            / / The Depository Trust
Number of Shares....................    Company
                                                / / Midwest Securities Trust
Certificate No.(s) (If Available)       Company
                                                / / Philadelphia Depository
 ....................................    Trust Company
                                        Account Number.......................
 ....................................

Dated........................ , 1995

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within five New York Stock Exchange, Inc. ("NYSE") trading days after the date hereof.

 ....................................    .....................................
            NAME OF FIRM                        AUTHORIZED SIGNATURE
                                        Name.................................
 ....................................            PLEASE TYPE OR PRINT
              ADDRESS                   Title................................
                                        Date.........................  , 1995
 ....................................
                            ZIP CODE

Area Code and Tel. No...............

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.
      CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.